EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cadus Corporation (the “Company”) on Form 10-K for the period ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hunter C. Gary, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §13.50, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cadus Corporation and will be retained by Cadus Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Hunter C. Gary
Hunter C. Gary
President and Chief Executive Officer (Chief Executive Officer)
March 12, 2018

The foregoing certification is furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.